Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS FIRST QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $142 MILLION, or $1.65 PER DILUTED COMMON SHARE AND OPERATING INCOME $180 MILLION, or $2.09 PER DILUTED COMMON SHARE

For the first quarter of 2022, the Company reports:
•Improvement of 7.5 points in the combined ratio to 91.4%
•Annualized return on average common equity ("ROACE") of 12.0% and annualized operating ROACE of 15.3%
•Book value per diluted common share of $51.97

Pembroke, Bermuda, April 27, 2022 - AXIS Capital Holdings Limited ("AXIS Capital" or "the Company") (NYSE: AXS) today announced financial results for the first quarter ended March 31, 2022.
Commenting on the first quarter 2022 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
"This quarter we continued to deliver strong progress along virtually all key metrics to deliver a combined ratio of 91.4%. We continued to grow the most profitable areas of our business, improve the overall quality of our book, and lower our net cat exposure – all while providing great service to our customers.

"Our Insurance segment again recorded 20% premium growth on the back of double-digit rate increases, and record first quarter new business as we continued to expand our presence in attractive markets, with a focus on delivering value to our partners in the E&S, Wholesale and Specialty channels. Within our Reinsurance segment, the team continued to make good progress in strengthening our portfolio while reducing our footprint in Catastrophe, highlighted by a 45% reduction in catastrophe lines premium.

"We’re excited by the positive momentum that we continue to see throughout our business. Our focus is to build on it - and drive sustained profitable growth, further enhance our efficiency, and ultimately achieve our goal of becoming a top quintile performer."
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Results*

•Net income available to common shareholders for the first quarter of 2022 was $142 million, or $1.65 per diluted common share, compared to net income available to common shareholders of $116 million, or $1.36 per diluted common share, for the first quarter of 2021.
•Operating income1 for the first quarter of 2022 was $180 million, or $2.09 per diluted common share1, compared to operating income of $83 million, or $0.97 per diluted common share, for the first quarter of 2021.
•Book value per diluted common share of $51.97, a decrease of $3.81, or 6.8%, compared to December 31, 2021, driven by net unrealized losses reported in other comprehensive income (loss) and common share dividends declared, partially offset by net income generated.
•Adjusted for dividends declared, book value per diluted common share decreased by $3.38, or 6.1%, compared to December 31, 2021.
•Adjusted for dividends declared, book value per diluted common share increased by $0.64, or 1.2%, over the past twelve months.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $99 million, or 4% ($133 million, or 5%, on a constant currency basis3), to $2.6 billion with an increase of $224 million, or 20%, in the insurance segment, partially offset by a decrease of $125 million, or 9%, in the reinsurance segment.
•Net premiums written increased by $34 million, or 2% ($68 million, or 4%, on a constant currency basis), to $1.8 billion with an increase of $136 million, or 19%, in the insurance segment, partially offset by a decrease of $102 million, or 10%, in the reinsurance segment.

	Three months ended March 31,
KEY RATIOS	2022	2021	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[4]	54.2%	55.1%	(0.9	pts)
Catastrophe and weather-related losses ratio	4.7%	10.1%	(5.4	pts)
Current accident year loss ratio	58.9%	65.2%	(6.3	pts)
Prior year reserve development ratio	(0.7%)	(0.4%)	(0.3	pts)
Net losses and loss expenses ratio	58.2%	64.8%	(6.6	pts)
Acquisition cost ratio	19.7%	19.8%	(0.1	pts)
General and administrative expense ratio	13.5%	14.3%	(0.8	pts)
Combined ratio	91.4%	98.9%	(7.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	87.4%	89.2%	(1.8	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $60 million ($50 million, after-tax), (Insurance: $33 million; Reinsurance: $27 million), or 4.7 points, including $30 million, or 2.3 points attributable to the Russia-Ukraine war. The remaining losses of $30 million were primarily attributable to Eastern Australia floods, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses were $110 million (Insurance: $36 million; Reinsurance: $74 million), or 10.1 points, in 2021.
•Net favorable prior year reserve development was $9 million (Insurance: $7 million; Reinsurance: $2 million), compared to $5 million (Insurance: $2 million; Reinsurance: $4 million) in 2021.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures and a discussion of the rationale for the presentation of these items are provided later in this press release.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses was calculated by dividing the current accident year losses less estimated pre-tax catastrophe and weather-related losses, net of reinsurance by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three months ended March 31,
($ in thousands)	2022	2021	Change
Gross premiums written	$1,327,264	$1,103,198	20.3%
Net premiums written	843,912	707,814	19.2%
Net premiums earned	752,816	616,286	22.2%
Underwriting income	94,391	38,821	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	50.5%	52.3%	(1.8	pts)
Catastrophe and weather-related losses ratio	4.3%	5.9%	(1.6	pts)
Current accident year loss ratio	54.8%	58.2%	(3.4	pts)
Prior year reserve development ratio	(0.9%)	(0.3%)	(0.6	pts)
Net losses and loss expenses ratio	53.9%	57.9%	(4.0	pts)
Acquisition cost ratio	18.4%	19.1%	(0.7	pts)
Underwriting-related general and administrative expense ratio	15.2%	16.8%	(1.6	pts)
Combined ratio	87.5%	93.8%	(6.3	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.1%	88.2%	(4.1	pts)
nm - not meaningful is defined as a variance greater than +/-100%
•Gross premiums written increased by $224 million, or 20% ($228 million, or 21%, on a constant currency basis), primarily attributable to increases in professional lines, liability, and property lines driven by new business and favorable rate changes.
•Net premiums written increased by $136 million, or 19% ($139 million, or 20%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, partially offset by an increase in premiums ceded in property lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $33 million, including $16 million attributable to the Russia-Ukraine war. The remaining losses of $17 million were primarily attributable to Eastern Australia floods, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses were $36 million in 2021.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, decreased by 1.8 points in the first quarter, compared to the same period in 2021, principally due to the impact of favorable pricing over loss trends in most lines of business, partially offset by changes in business mix associated with the increase in professional lines and liability business written in recent periods.
•The acquisition cost ratio decreased by 0.7 points in the first quarter, compared to the same period in 2021, primarily related to property lines.
•The underwriting-related general and administrative expense ratio decreased by 1.6 points in the first quarter, compared to the same period in 2021, mainly driven by an increase in net premiums earned.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended March 31,
($ in thousands)	2022	2021	Change
Gross premiums written	$1,307,344	$1,432,283	(8.7%)
Net premiums written	968,960	1,071,072	(9.5%)
Net premiums earned	505,430	487,436	3.7%
Underwriting income	44,401	1,425	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	59.7%	58.6%	1.1	pts
Catastrophe and weather-related losses ratio	5.4%	15.6%	(10.2	pts)
Current accident year loss ratio	65.1%	74.2%	(9.1	pts)
Prior year reserve development ratio	(0.4%)	(0.8%)	0.4	pts
Net losses and loss expenses ratio	64.7%	73.4%	(8.7	pts)
Acquisition cost ratio	21.7%	20.8%	0.9	pts
Underwriting-related general and administrative expense ratio	6.1%	6.0%	0.1	pts
Combined ratio	92.5%	100.2%	(7.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	87.5%	85.4%	2.1	pts

nm - not meaningful
•Gross premiums written decreased by $125 million, or 9% ($94 million, or 7%, on a constant currency basis), primarily attributable to decreases in catastrophe, motor, and property lines due to non-renewals and decreased line sizes. These decreases were partially offset by increases in accident and health, and credit and surety lines driven by new business. In addition, the timing of renewals contributed to the increase in accident and health lines.
•Net premiums written decreased by $102 million, or 10% ($71 million, or 7%, on a constant currency basis), reflecting the decrease in gross premiums written in the quarter, together with increases in premiums ceded in motor and professional lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $27 million, including $14 million attributable to the Russia-Ukraine war. The remaining losses of $13 million were primarily attributable to weather-related events. Comparatively, pre-tax catastrophe and weather-related losses were $74 million in 2021.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 1.1 points in the first quarter, compared to the same period in 2021, principally due to changes in business mix driven by the decrease in catastrophe business written in recent periods, partially offset by the impact of favorable pricing over loss trends in most lines of business.
•The acquisition cost ratio increased by 0.9 points in the first quarter, compared to the same period in 2021, primarily related to changes in business mix driven by the decrease in catastrophe business written in recent periods.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $91 million decreased from $114 million for the first quarter of 2021, primarily attributable to lower gains from other investments. Net realized and unrealized losses recognized in net income for the quarter were $95 million, including net unrealized losses of $44 million ($36 million excluding foreign exchange movements), following a decrease in the market value of our equity securities portfolio during the quarter, compared to net realized and unrealized gains of $30 million in the first quarter of 2021.

Pre-tax total return on cash and investments5 was (2.7%) including foreign exchange movements ((2.6%) excluding foreign exchange movements6). Net unrealized losses of $455 million ($439 million excluding foreign exchange movements) were recognized in other comprehensive income (loss) in the quarter following a decrease in market value of our fixed income portfolio, compared to net unrealized losses of $227 million ($219 million excluding foreign exchange movements) recognized during the first quarter of 2021. The prior year pre-tax total return was (0.5%) including foreign exchange movements ((0.4%) excluding foreign exchange movements).

Our fixed income portfolio book yield was 2.1% at March 31, 2022, compared to 2.1% at March 31, 2021. The market yield was 3.1% at March 31, 2022.

5 Pre-tax total return on cash and investments includes net investment income, net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(28) million and $(12) million for the three months ended March 31, 2022 and 2021, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

Total capital7 at March 31, 2022 was $6.4 billion, including $1.3 billion of debt and $550 million of preferred equity, compared to $6.7 billion at December 31, 2021, with the decrease driven by net unrealized losses reported in other comprehensive income (loss) following a decrease in the market value of our fixed income portfolio and common share dividends declared, partially offset by net income generated for the three months ended March 31, 2022.

At April 27, 2022, we had $100 million of remaining authorization under our Board-authorized share repurchase program for common share repurchases through December 31, 2022.

Book value per diluted common share, calculated on a treasury stock basis, decreased by $3.81 in the current quarter, and decreased by $1.06 over the past twelve months, to $51.97. The decrease in the quarter and over the past twelve months was driven by net unrealized losses reported in other comprehensive income (loss) and common share dividends declared, partially offset by net income generated.

During the first quarter of 2022, the Company declared dividends of $0.43 per common share, with total dividends declared of $1.70 per common share over the past twelve months. Adjusted for dividends declared, the book value per diluted common share decreased by $3.38, or 6.1% for the quarter, and increased by $0.64, or 1.2% over the past twelve months.

7 Total capital represents the sum of total shareholders' equity and debt.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, April 28, 2022 at 9:30 a.m. (EDT) to discuss the first quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 3358210 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 7306991. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended March 31, 2022 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity of $5.1 billion at March 31, 2022, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and Twitter (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and Twitter.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2022 (UNAUDITED) AND DECEMBER 31, 2021

	2022	2021

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,456,024	$12,313,200
Fixed maturities, held to maturity, at amortized cost	493,509	446,016
Equity securities, at fair value	563,950	655,675
Mortgage loans, held for investment, at fair value	627,063	594,088
Other investments, at fair value	954,602	947,982
Equity method investments	157,843	146,293
Short-term investments, at fair value	70,385	31,063
Total investments	14,323,376	15,134,317
Cash and cash equivalents	987,111	844,592
Restricted cash and cash equivalents	719,600	473,098
Accrued interest receivable	64,906	64,350
Insurance and reinsurance premium balances receivable	3,163,990	2,622,676
Reinsurance recoverable on unpaid losses and loss expenses	4,957,080	5,017,611
Reinsurance recoverable on paid losses and loss expenses	612,027	642,215
Deferred acquisition costs	575,250	465,593
Prepaid reinsurance premiums	1,555,303	1,377,358
Receivable for investments sold	55,473	4,555
Goodwill	100,801	100,801
Intangible assets	205,988	208,717
Operating lease right-of-use assets	98,837	103,295
Other assets	388,816	309,792
Total assets	$27,808,558	$27,368,970

Liabilities
Reserve for losses and loss expenses	$14,470,155	$14,653,094
Unearned premiums	4,824,128	4,090,676
Insurance and reinsurance balances payable	1,522,258	1,324,620
Debt	1,311,304	1,310,975
Payable for investments purchased	127,284	31,543
Operating lease liabilities	113,340	119,512
Other liabilities	319,549	427,894
Total liabilities	22,688,018	21,958,314

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,328,986	2,346,179
Accumulated other comprehensive income (loss)	(338,300)	56,536
Retained earnings	6,308,712	6,204,745
Treasury shares, at cost	(3,731,064)	(3,749,010)
Total shareholders' equity	5,120,540	5,410,656

Total liabilities and shareholders' equity	$27,808,558	$27,368,970

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	Three months ended March 31,
	2022	2021

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,258,246	$1,103,722
Net investment income	91,355	114,165
Net investment gains (losses)	(94,508)	29,645
Other insurance related income	6,693	2,781
Total revenues	1,261,786	1,250,313

Expenses
Net losses and loss expenses	732,699	714,718
Acquisition costs	248,352	218,871
General and administrative expenses	169,041	158,408
Foreign exchange losses (gains)	(44,273)	4,113
Interest expense and financing costs	15,564	15,571
Amortization of value of business acquired	—	1,028
Amortization of intangible assets	2,729	2,690
Total expenses	1,124,112	1,115,399

Income before income taxes and interest in income of equity method investments	137,674	134,914
Income tax expense	(24)	(20,776)
Interest in income of equity method investments	11,550	9,162
Net income	149,200	123,300
Preferred share dividends	7,563	7,563
Net income available to common shareholders	$141,637	$115,737

Per share data
Earnings per common share:
Earnings per common share	$1.67	$1.37
Earnings per diluted common share	$1.65	$1.36
Weighted average common shares outstanding	84,961	84,514
Weighted average diluted common shares outstanding	85,808	84,965
Cash dividends declared per common share	$0.43	$0.42

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	2022			2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,327,264	$1,307,344	$2,634,608	$1,103,198	$1,432,283	$2,535,481
Net premiums written	843,912	968,960	1,812,872	707,814	1,071,072	1,778,886
Net premiums earned	752,816	505,430	1,258,246	616,286	487,436	1,103,722
Other insurance related income	82	6,611	6,693	415	2,366	2,781
Net losses and loss expenses	(405,745)	(326,954)	(732,699)	(356,898)	(357,820)	(714,718)
Acquisition costs	(138,812)	(109,540)	(248,352)	(117,679)	(101,192)	(218,871)
Underwriting-related general and
administrative expenses(8)	(113,950)	(31,146)	(145,096)	(103,303)	(29,365)	(132,668)
Underwriting income(9)	$94,391	$44,401	138,792	$38,821	$1,425	40,246

Net investment income			91,355			114,165
Net investment gains (losses)			(94,508)			29,645
Corporate expenses(8)			(23,945)			(25,740)
Foreign exchange (losses) gains			44,273			(4,113)
Interest expense and financing costs			(15,564)			(15,571)
Amortization of value of business acquired			—			(1,028)
Amortization of intangible assets			(2,729)			(2,690)
Income before income taxes and interest in income of equity method investments			137,674			134,914
Income tax expense			(24)			(20,776)
Interest in income of equity method investments			11,550			9,162
Net income			149,200			123,300
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$141,637			$115,737

Net losses and loss expenses ratio	53.9%	64.7%	58.2%	57.9%	73.4%	64.8%
Acquisition cost ratio	18.4%	21.7%	19.7%	19.1%	20.8%	19.8%
General and administrative expense ratio	15.2%	6.1%	13.5%	16.8%	6.0%	14.3%
Combined ratio	87.5%	92.5%	91.4%	93.8%	100.2%	98.9%

8 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $24 million and $26 million for the three months ended March 31, 2022 and 2021, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	Three months ended March 31,
	2022	2021
	(in thousands, except per share amounts)

Net income available to common shareholders	$141,637	$115,737
Net investment (gains) losses (10)	94,508	(29,645)
Foreign exchange losses (gains)(11)	(44,273)	4,113
Interest in income of equity method investments(12)	(11,550)	(9,162)
Income tax expense (benefit)	(497)	1,694
Operating income	$179,825	$82,737

Earnings per diluted common share	$1.65	$1.36
Net investment (gains) losses	1.10	(0.35)
Foreign exchange losses (gains)	(0.52)	0.05
Interest in income of equity method investments	(0.13)	(0.11)
Income tax expense (benefit)	(0.01)	0.02
Operating income per diluted common share	$2.09	$0.97

Weighted average diluted common shares outstanding	85,808	84,965

Average common shareholders' equity	$4,715,599	$4,686,042

Annualized return on average common equity	12.0%	9.9%

Annualized operating return on average common equity(13)	15.3%	7.1%

10 Tax expense (benefit) of ($13,313) and $1,484 for the three months ended March 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
11 Tax expense (benefit) of $12,816 and $210 for the three months ended March 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
12 Tax expense (benefit) of $nil for the three months ended March 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
13 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses, including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war including losses related to the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•actual claims exceeding loss reserves;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the loss of business provided to us by major brokers;
•breaches by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders or intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•the inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, ‘Risk Factors’ in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Amortization of intangible assets including value of business acquired ("VOBA") arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), and interest in income (loss) of equity method investments.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income, net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com